UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

WestRock Company

(Exact name of registrant as specified in its charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Abernathy Road, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 448-2193

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2023, WestRock Company (“WestRock”) announced that its wholly-owned subsidiary WRKCo Inc. (the “Issuer”) completed its previously announced consent solicitation (the “Consent Solicitation”) pursuant to which it solicited consents (“Consents”) from registered holders (“Holders”) of its outstanding: (i) $600,000,000 aggregate principal amount of 3.750% Senior Notes due 2025 (the “2025 Notes”); (ii) $750,000,000 aggregate principal amount of 4.650% Senior Notes due 2026 (the “2026 Notes”); (iii) $500,000,000 aggregate principal amount of 3.375% Senior Notes due 2027 (the “2027 Notes”); (iv) $600,000,000 aggregate principal amount of 4.000% Senior Notes due 2028 (the “2028 Notes”) and (v) $750,000,000 aggregate principal amount of 4.900% Senior Notes due 2029 (the “2029 Notes”, and together with the 2025 Notes, the 2026 Notes, the 2027 Notes and the 2028 Notes, the “Notes”) to amend certain terms of the indentures governing the respective Notes (each, an “Indenture” and together, the “Indentures”). The terms and conditions of the Consent Solicitation were set forth in a consent solicitation statement dated as of September 20, 2023. Adoption of the proposed amendments with respect to the applicable Indenture for each series of Notes required the Consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series (the “Required Consents”), which were received for each series of the Notes.

The purpose of the Consent Solicitation was to obtain Consents from the Holders to (i) amend the definition of “Change of Control” applicable for the relevant series of the Notes under the Indentures to add an exception for the previously disclosed proposed business combination of WestRock and the Smurfit Kappa group announced by WestRock on September 12, 2023, pursuant to the transaction agreement entered into on September 12, 2023, by and among, inter alios, Smurfit Kappa Group plc, a public limited company incorporated in Ireland, and WestRock; and (ii) make any other changes of a technical or conforming nature to the Indentures necessary or desirable for the implementation of the proposed amendment above.

In connection with the receipt of the Required Consents, on September 26, 2023, the Issuer entered into (i) the Fifth Supplemental Indenture by and between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the 2025 Notes, the 2027 Notes and the 2028 Notes and (ii) the Fourth Supplemental Indenture by and among the Issuer, WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC, as guarantors, and the Trustee relating to the 2026 Notes and the 2029 Notes.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On September 27, 2023, WestRock issued a press release announcing that the Issuer had received the Required Consents in connection with the Consent Solicitation. A copy of the press release announcing the receipt of the Required Consents is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 27, 2023 issued by WestRock Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY

By:	/s/ Alexander W. Pease
Name:	Alexander W. Pease
Title:	Executive Vice President and Chief Financial Officer

Date: September 27, 2023